Move and NAR File Suit Against Zillow and Samuelson

Complaint details misappropriation of trade secrets and confidential information

SAN JOSE, Calif., March 17, 2014 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), an online leader in real estate, today filed a lawsuit against Zillow, Inc. (NASDAQ:Z) and Errol Samuelson in the Superior Court of King County, Washington for breach of contract, breach of fiduciary duty, and misappropriation of trade secrets among others actions. The National Association of REALTORS and its subsidiary Realtors Information Network, Inc. joined as plaintiffs in the suit.

"At Move, we take our trade secrets and intellectual property extremely seriously as a valuable asset in our competitive position in the marketplace," said Steve Berkowitz, CEO of Move. "We take action in cases in which we believe our trade secrets have been compromised. We have raised this matter for the courts and believe that the matter will be resolved judiciously."

About Move, Inc.

Move, Inc. (NASDAQ:MOVE), a leader in online real estate, operates: realtor.com®, the official website of the National Association of REALTORS®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHub™, the leading syndicator of real estate listings; Moving.com™; SeniorHousingNet; SocialBios; Doorsteps®; TigerLead® Top Producer® Systems and FiveStreet. Move is based in San Jose, California.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different from those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

CONTACT: Alison Schwartz, +1-415-254-1355, Alison.schwartz@move.com